CERTIFICATE OF MERGER
                               OF
                    DAKOTA SUBSIDIARY CORP..
                      a Nevada Corporation
                                   and
                    VOYAGER VENTURES, INC.,
                      a Nevada corporation



     The   undersigned  corporations,  DAKOTA  SUBSIDIARY  CORP.,  a   Nevada
corporation ("DSC"), and VOYAGER VENTURES, INC., a Nevada corporation ("VVI"), do hereby certify:

     1. DSC is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on January 28, 2002.

     2. VVI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on January 15, 2002.

     3. VVI and DSC are parties to a Merger Agreement, pursuant to which DSC will be merged with and into VVI. Upon completion of the merger VVI will be the surviving corporation in the merger and DCS will be dissolved. Pursuant to the Merger Agreement the stockholders of DSC will receive stock in VVI.

     4. The Articles of Incorporation and Bylaws of VVI as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of February 1, 2002, which sets forth the plan of merger providing for the merger of DSC with and into VVI is on file at the corporate offices of VVI.

     6. A copy of the Merger Agreement will be furnished by VVI on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by unanimous consent of the Board of Directors of DSC at a meeting held February 1, 2002.

     8. DSC has 1,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. By Unanimous Consent of Stockholders of DSC dated February 1, 2002, all 1,000,000 shares voted in favor of the merger, which was sufficient to approve the merger.

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     9.    The  plan  of  merger as set forth in the Agreement  and  Plan  of
Merger, was unanimously approved by all of the Board of Directors of VVI at a meeting held February 1, 2001.

     10. VVI has 36,600,000 shares of common stock issued, outstanding and entitled to vote on the merger. By Unanimous Consent of Stockholders of VVI dated February 1, 2002, all 36,600,000 shares voted in favor of the merger, which was sufficient to approve the merger.

     11. The manner in which the exchange of issued shares of VVI shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger this
1st day of February, 2002.

DAKOTA SUBSIDIARY CORP.                           VOYAGER VENTURES, INC.
a Nevada Corporation                    A Nevada Corporation



By/S/JOHN E. DHONAU                                    By/S/RICHARD HANNIGAN
    JOHN E. DHONAU, President                    RICHARD HANNIGAN, President


By/S/JOHN E. DHONAU                                    By/S/RICHARD HANNIGAN
    JOHN E. DHONAU, Secretary                     RICHARD HANNIGAN, Secretary